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                                                                 Exhibit 2.j.(4)
                                 AMENDMENT NO. 1
                                     TO THE
                               CUSTODIAN CONTRACT
                               ------------------

     The CUSTODIAN CONTRACT ("Agreement"), entered into as of August 17, 2000, Munder @Vantage Fund (the "Fund") and State Street Bank and Trust Company ("Custodian"), as amended from time to time, is hereby amended as follows:

1.   Section 9 of the Agreement is replaced in its entirety by the following:

     9. Duties of Custodian with Respect to the Books of Account

     The Custodian shall keep the books of account of each Portfolio.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Custodian Contract to be executed by their respective officers, thereunto duly authorized, as of June 1, 2002.

                                        MUNDER @VANTAGE FUND


                                        By:  /s/ Melanie Mayo West
                                             -----------------------------------
                                              Melanie Mayo West
                                              Assistant Secretary


                                        STATE STREET BANK AND TRUST COMPANY


                                        By:  /s/ Joseph L. Hooley
                                             -----------------------------------
                                              Joseph L. Hooley
                                              Executive Vice President